Exhibit (a)(18)
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Generic Announcement

Number of reports in announcement:
Not applicable

Company Name:
GENERAL CABLE PLC

Full Issuer name:
GENERAL CABLE PLC

AVS Security Number:
Unknown

Release Date:
IMMEDIATELY

Release Time:
IMMEDIATELY

Embargo Details:

Telephone Confirmation of Release Required:
No

Contact Name:
John Laver

Tel. No:
0171 393 2818

Announcement Given To Third Parties:
No

Amendment:
No

Headline:
Directorate

Announcement Body Information:
Following the Offer for the Company by Telewest Communications plc being declared unconditional on 1 September 1998, the following changes to the Board of the Company took place on 3 September:

Directors appointed:
Mr David Van Valkenburg, Mr Charles Burdick, Ms Victoria Hull

Directors resigned:
Sir Anthony Cleaver, Mr Philippe Galteau, Mr Ian Gray, Mr David Miller, Mr Jean Claude Banon, Dr George Gray, Ms Cheryl Tritt

























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